Exhibit 5.1

17 June 2022

Matter No.:836115

Doc Ref: AC/BXC/jm/108176999v2

(852) 2842 9531

Anna.Chong@conyers.com

(852) 2842 9403

Beverly.Cheung@conyers.com

Aesthetic Medical International Holdings Group Limited

1122 Nanshan Boulevard

Nanshan District, Shenzhen

Guangdong Province 518052

Dear Sir/Madam,

Re: Aesthetic Medical International Holdings Group Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on 15 June 2022 relating to the shelf registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of a prospectus (the “Prospectus”) in connection with an offering by the Company of (i) ordinary shares of par value US$0.001 per share of the Company (the “Ordinary Shares”), (ii) the Ordinary Shares in the form of American Depositary Shares (the “ADSs”) and (iii) warrants of the Company to purchase the Ordinary Shares, including Ordinary Shares in the form of ADSs (the “Warrants” and collectively with the Ordinary Shares and the ADSs, the “Securities”), described in the Registration Statement (the “Offering”) in any combination.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of the following documents:

1.1	the Registration Statement;

1.2	the fourth amended and restated memorandum and articles of association of the Company;

1.3	the resolutions in writing of all the directors of the Company dated 12 May 2021 (the “Resolutions”);

1.4	a certificate of good standing issued by the Registrar of Companies in relation to the Company on 14 June 2022 (the “Certificate Date”); and

1.5	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

2.4	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.5	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7	that on the date of allotment (where applicable) and issuance of any Securities, the Company is, and after any such allotment and issuance the Company is and will be able to, pay its liabilities as they become due;

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2.8	that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association;

2.9	that the memorandum and articles of association of the Company will not be amended in any manner that would affect the opinions expressed herein;

2.10	that the Company will have sufficient authorised and unissued share capital to effect the issue of the Ordinary Shares, including Ordinary Shares in the form of ADSs, at the time of issuance, whether as a principal issue or on the conversion, exchange, or exercise of the Warrants;

2.11	that the form and terms of any and all Securities, the issuance and sale of any Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands;

2.12	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities;

2.13	that all necessary corporate action will be taken to authorise and approve any issuance of the Securities, the terms of the Offering thereof and related matters, and that the applicable definitive purchase, underwriting, warrant or similar agreement and any applicable supplements will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.14	that upon the issue of any Ordinary Shares, including Ordinary Shares to be sold in the form of ADSs, by the Company or upon exercise of the purchase rights to the Warrants, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Ordinary Shares;

2.15	that the Securities to be offered and sold will be valid and binding in accordance with their terms pursuant to the applicable governing law and jurisdiction;

2.16	that the Securities, will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms pursuant to the applicable governing law and jurisdiction;

2.17	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary direct or indirect of any sovereign entity or state;

2.18	that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting, warrant or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplements thereto);

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2.19	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be or has been duly filed with the Commission;

2.20	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Securities;

2.21	that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Securities pursuant to the Registration Statement;

2.22	that the Offering and the transactions contemplated thereunder comply with the requirements of the applicable rules of the Nasdaq Stock Market; and

2.23	that the reference to “other securities” in article 7 of the articles of association of the Company includes the Warrants.

3.	QUALIFICATIONS

3.1	The obligations of the Company in connection with any offer, issuance and sale of any Securities:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying foreign laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty;

(e)	in the case of any applicable purchase, underwriting, warrant or similar agreement and any other agreement or document relating to the issue of the Ordinary Shares, including Ordinary Shares in the form of ADSs, may be subject to the common law rules that damages against the Company are only available where the purchaser of the Ordinary Shares (including Ordinary Shares in the form of ADSs) rescinds such agreement; and

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(f)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Securities if there are other proceedings in respect of those Securities simultaneously underway against the Company in another jurisdiction.

3.2	We express no opinion as to the enforceability of any provision of any document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company or which purports to grant exclusive jurisdiction to any courts.

3.3	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

4.	OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Act, a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2	Upon the due issuance of the Ordinary Shares and payment of the consideration therefor, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

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4.3	Upon the due issuance, execution and delivery of any Warrants by the Company and payment of the consideration therefor, the Warrants will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities – Cayman Islands” and “Legal Matters” in the prospectus forming a part of the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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